NEWS RELEASE

Contact:
Julie Prozeller – Analysts/Investors
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

Reeds Jewelers, Inc.
Mitch Cahn
910-350-3377
mcahn@reeds.com

ALLIANCE DATA SIGNS MULTI-YEAR RENEWAL AGREEMENT WITH REEDS JEWELERS, A TOP-50 NORTH AMERICAN
JEWELRY RETAILER

Alliance Data to Continue Providing Private Label Credit Card Services to Multichannel Jeweler—the
Largest Family Owned Retail Jewelry Chain in North America

DALLAS, Texas – January 26, 2012 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced it has signed a multi-year renewal agreement to continue providing private label credit card services to Reeds Jewelers (www.reeds.com), a leading multichannel jewelry retailer with 60 stores in 13 states including e-commerce and catalog sales channels. A purveyor of certified diamonds, diamond rings, fine jewelry, watches, and distributor of leading designer brand jewelry, including several luxury brands, Reeds also boasts strong bridal product line sales. Founded in 1946 and headquartered in Wilmington, N.C., the family-owned and operated company has been an Alliance Data client for 10 years.

Under terms of the agreement, Alliance Data will continue to provide private label credit card services for the Reeds Jewelers Credit Card program, including account acquisition and activation, receivables funding, card authorization, private label credit card issuance, statement generation, remittance processing, customer service functions, and marketing services. Program benefits exclusive to cardholders currently include convenient, flexible payment and financing options, no annual fee, and online account management features. In addition, Alliance Data is collaborating with Reeds to develop and launch a program that enhances the Reeds Jeweler Credit Card value proposition to cardholders. This new ‘customer-nurture’ marketing concept, exclusive to cardholders, may include incentives to drive customer repeat visits and purchases to redeem offers such as special discounts on bridal jewelry cleaning, repair, and future purchases at Reeds Jewelers.

“Reeds Jewelers strives to make every customer feel like family through our personal service, attention to detail, quality products, and a comfortable, stress-free buying experience,” said Alan Zimmer, owner and president of Reeds Jewelers. “Alliance Data helped us launch the Reeds Jewelers Credit Card program more than a decade ago, and with the company’s retail industry experience and expertise in the jewelry vertical in particular, it has helped us offer our customers just one more way we can improve their shopping experience and level of satisfaction with our brand. At the same time, Alliance Data has helped us grow our portfolio of cardholders and continuously drive incremental sales by offering promotional payment plans and flexible credit options to our customers.”

“Reeds Jewelers is a valued, progressive client with a laser-straight focus on customer satisfaction, and we’re excited to continue our long-term partnership with this company to deliver additional value to its customers,” said Melisa Miller, president of Retail Services for Alliance Data. “With our extensive cross-channel retail expertise and aligned customer service synergy, we’re fully prepared to continue to grow the private label card program and drive customer loyalty through tailored payment promotions and targeted credit solution and marketing campaigns for Reeds. We look forward to extending our collaborative partnership to help Reeds better target and engage their customers with the brand, as well as achieve their sales and growth goals.”

About Reeds
William and Roberta Zimmer founded REEDS Jewelers in 1946 downtown Wilmington, NC. Understanding that the trust and loyalty of their customers was their most valuable asset, the Zimmer family has carefully grown REEDS Jewelers into one of the largest jewelry store chains in the country.  www.reeds.com

About Alliance Data
Alliance Data® (NYSE:ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data employs approximately 8,500 associates at more than 50 locations worldwide.

Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including potential effects of the Epsilon data theft incident, and those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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